UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, Saint Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)

(314) 813-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 26, 2006, the Registrant revised its compensation structure for the members of its board of directors, effective that day.

The Registrant established an annual retainer to be paid to the Audit Committee Chair and Compensation and Stock Option Chair of $15,000 and $7,500, respectively.

The Registrant also increased per meeting fees to be paid to members of the board of directors for attending in person board meetings to $4,000 and established a per meeting fee of $1,000 for Compliance Committee Meetings.

The stock option granted upon the initial election or appointment of any person to the board of directors was reduced from 22,500 shares to 10,000 shares.

All other aspects of the compensation structure for the members of the Registrant’s board of directors remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: November 1, 2006	By:	/s/Donn R. Mitchell, II
	Name:	Donn R. Mitchell, II
	Title:	Senior Vice President and Chief Financial Officer